Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports 2017 Fiscal First Quarter Results

BEDFORD, MA, March 29, 2017 (BUSINESSWIRE) — Progress (NASDAQ: PRGS), today announced results for its fiscal first quarter ended February 28, 2017.

Revenue was $91.0 million during the quarter compared to $89.5 million in the same quarter last year, a year-over-year increase of 2% on an actual currency basis and 3% on a constant currency basis. On a non-GAAP basis, revenue was $91.2 million compared to $90.2 million in the same quarter last year, an increase of 1% on an actual currency basis and 2% on a constant currency basis.

Additional financial highlights included:

On a GAAP basis in the fiscal first quarter of 2017:

•	Revenue was $91.0 million compared to $89.5 million in the same quarter in fiscal year 2016;

•	Income from operations was $1.2 million (including a restructuring charge of $17.1 million) compared to $6.7 million in the same quarter last year;

•	Net loss was $0.5 million compared to net income of $3.2 million in the same quarter last year;

•	Diluted loss per share was $0.01 compared to diluted earnings per share of $0.06 in the same quarter last year; and

•	Cash from operations was $37.3 million compared to $22.5 million in the same quarter last year.

On a non-GAAP basis in the fiscal first quarter of 2017:

•	Revenue was $91.2 million compared to $90.2 million in the same quarter last year;

•	Income from operations was $27.1 million compared to $21.5 million in the same quarter last year;

•	Operating margin was 30% compared to 24% in the same quarter last year;

•	Net income was $16.8 million compared to $13.8 million in the same quarter last year;

•	Diluted earnings per share was $0.34 compared to $0.27 in the same quarter last year; and

•	Adjusted free cash flow was $43.0 million compared to $22.7 million in the same quarter last year.

Yogesh Gupta, CEO at Progress, said: “I am pleased with our Q1 performance. Our revenue and earnings per share were above our expectations, and we announced several important releases of our core technology during the quarter. I am also excited about our recent acquisition of DataRPM, which will enable us to accelerate the development of our next-generation Cognitive Applications platform, the driver for our future growth.”

Paul Jalbert, newly appointed CFO at Progress, said: “We achieved strong free cash flow during the quarter, driven largely by collections that resulted in an excellent DSO performance, a testament to the quality of our products and services. Our quarterly dividend and continued share repurchases underscore our confidence in our financial strength and ongoing cash flow generation.”

Other fiscal first quarter 2017 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $264.2 million;

•	DSO was 48 days compared to 59 days in the fiscal first quarter of 2016 and 50 days in the fiscal fourth quarter of 2016;

•
Under the previously announced authorization by the Board of Directors to repurchase up to $200 million of shares of common stock, Progress repurchased 0.6 million shares for $18.1 million during the fiscal first quarter of 2017. As of February 28, 2017, there was $117.3 million remaining under this authorization; and

•
On March 24, 2017, our Board of Directors declared a quarterly dividend of $0.125 per share of common stock that will be paid on June 15, 2017 to shareholders of record as of the close of business on June 1, 2017.

Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2017 and the second fiscal quarter ending May 31, 2017:

(In millions, except percentages and per share amounts)	FY 2017 GAAP	FY 2017 Non-GAAP (unchanged)	Q2 2017 GAAP	Q2 2017 Non-GAAP
Revenue	$387 - $395	$388 - $396	$89 - $92	$89 - $92
Diluted earnings per share	$0.64 - $0.70	$1.64 - $1.69	$0.13 - $0.15	$0.35 - $0.37
Operating margin	15% - 17%	32% - 33%	*	*
Adjusted free cash flow	$85 - $93	$95 - $100	*	*
Effective tax rate	43%	33%	*	*
* We do not provide guidance for this financial measure.

Progress' fiscal 2017 financial guidance is based on current exchange rates. The negative currency translation impact on Progress' fiscal year 2017 business outlook compared to 2016 exchange rates is approximately $5.0 million on GAAP and non-GAAP revenue. The negative currency translation impact on Progress' fiscal Q2 2017 business outlook compared to 2016 exchange rates is approximately $2.0 million on GAAP and non-GAAP revenue. To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on Progress' business outlook.

Conference Call

The Progress quarterly investor conference call to review its fiscal first quarter of 2017 will be broadcast live at 5:00 p.m. ET on Wednesday, March 29, 2017 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-877-857-6173, pass code 9231513. The conference call will include brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Non-GAAP Financial Information

Progress provides non-GAAP supplemental information to its financial results.

We use this non-GAAP information to evaluate our period-over-period operating performance because our management believes the information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as a greater understanding of the results from the primary operations of our business, by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. Management also uses this non-GAAP financial information to establish budgets and operational goals, which are communicated internally and externally, evaluate performance, and allocate resources. In addition, compensation of our executives and non-executive employees is based in part on the performance of our business evaluated using this same non-GAAP information.

However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section.

As described in more detail below, non-GAAP revenue, non-GAAP costs of sales and operating expenses, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, stock-based compensation expense, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Acquisition-related revenue - In all periods presented, we include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik AD ("Telerik") that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. We acquired Telerik on December 2, 2014. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we (and Telerik) have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we expect to incur these adjustments in connection with any future acquisitions.

•
Amortization of acquired intangibles - In all periods presented, we exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Stock-based compensation - In all periods presented, we exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans. Stock-based compensation will continue in future periods.

•	Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.

•
Acquisition-related and transition expenses - In all periods presented, we exclude acquisition-related expenses because those expenses distort trends and are not part of our core operating results. In recent years, we have completed a number of acquisitions, which result in our incurring operating expenses which would not otherwise have been incurred. By excluding certain transition, integration and other acquisition-related expense items in connection with acquisitions, this provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•	Income tax adjustment - In all periods presented, we adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.

Constant Currency

Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the uncertain economic environment in Europe as a result of the Brexit vote, and the continued difficult economic environment in Brazil and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We may make acquisitions in the future and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2016. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) is a global leader in application development, empowering enterprises to build mission-critical business applications to succeed in an evolving business environment. With offerings spanning web, mobile and data for on-premise and cloud environments, Progress powers businesses worldwide, promoting success one application at a time. Learn about Progress at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
(In thousands, except per share data)	February 28, 2017	February 29, 2016	% Change
Revenue:
Software licenses	$24,322	$23,955	2%
Maintenance and services	66,648	65,526	2%
Total revenue	90,970	89,481	2%
Costs of revenue:
Cost of software licenses	1,588	1,482	7%
Cost of maintenance and services	10,492	10,329	2%
Amortization of acquired intangibles	3,678	3,939	(7)%
Total costs of revenue	15,758	15,750	—%
Gross profit	75,212	73,731	2%
Operating expenses:
Sales and marketing	25,721	29,658	(13)%
Product development	17,334	21,797	(20)%
General and administrative	10,568	12,380	(15)%
Amortization of acquired intangibles	3,179	3,185	—%
Restructuring expenses	17,139	(66)	*
Acquisition-related expenses	49	72	(32)%
Total operating expenses	73,990	67,026	10%
Income from operations	1,222	6,705	(82)%
Other (expense) income, net	(1,347)	(1,825)	26%
(Loss) income before income taxes	(125)	4,880	(103)%
Provision for income taxes	400	1,664	(76)%
Net (loss) income	(525)	3,216	(116)%

(Loss) earnings per share:
Basic	$(0.01)	$0.06	(117)%
Diluted	$(0.01)	$0.06	(117)%
Weighted average shares outstanding:
Basic	48,733	50,810	(4)%
Diluted	48,733	51,440	(5)%
*Not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	February 28, 2017	November 30, 2016
Assets
Current assets:
Cash, cash equivalents and short-term investments	$264,192	$249,754
Accounts receivable, net	48,905	65,678
Other current assets	23,841	20,621
Total current assets	336,938	336,053
Property and equipment, net	48,258	50,105
Goodwill and intangible assets, net	352,102	358,894
Other assets	3,833	9,775
Total assets	$741,131	$754,827
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$69,607	$59,778
Current portion of long-term debt	14,643	15,000
Short-term deferred revenue	136,919	128,960
Total current liabilities	221,169	203,738
Long-term deferred revenue	10,032	8,801
Long-term debt	115,625	120,000
Other long-term liabilities	8,119	15,659
Shareholders’ equity:
Common stock and additional paid-in capital	239,759	239,496
Retained earnings	146,427	167,133
Total shareholders’ equity	386,186	406,629
Total liabilities and shareholders’ equity	$741,131	$754,827

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(In thousands)	February 28, 2017	February 29, 2016
Cash flows from operating activities:
Net (loss) income	$(525)	$3,216
Depreciation and amortization	9,358	9,940
Stock-based compensation	1,630	6,937
Other non-cash adjustments	4,127	(715)
Changes in operating assets and liabilities	22,710	3,124
Net cash flows from operating activities	37,300	22,502
Capital expenditures	(383)	(1,414)
Repurchases of common stock, net of issuances	(18,492)	(5,371)
Payments of debt principal	(3,750)	(3,750)
Other	(237)	(1,755)
Net change in cash, cash equivalents and short-term investments	14,438	10,212
Cash, cash equivalents and short-term investments, beginning of period	249,754	241,279
Cash, cash equivalents and short-term investments, end of period	$264,192	$251,491

RESULTS OF OPERATIONS BY SEGMENT

	Three Months Ended
(In thousands)	February 28, 2017	February 29, 2016	% Change
Segment revenue:
OpenEdge	$64,508	$64,133	1%
Data Connectivity and Integration	6,828	6,596	4%
Application Development and Deployment	19,634	18,752	5%
Total revenue	90,970	89,481	2%
Segment costs of revenue and operating expenses:
OpenEdge	17,877	18,064	(1)%
Data Connectivity and Integration	2,262	2,901	(22)%
Application Development and Deployment	7,536	8,811	(14)%
Total costs of revenue and operating expenses	27,675	29,776	(7)%
Segment contribution:
OpenEdge	46,631	46,069	1%
Data Connectivity and Integration	4,566	3,695	24%
Application Development and Deployment	12,098	9,941	22%
Total contribution	63,295	59,705	6%
Other unallocated expenses (1)	62,073	53,000	17%
Income from operations	1,222	6,705	(82)%
Other (expense) income, net	(1,347)	(1,825)	26%
(Loss) income before provision for income taxes	$(125)	$4,880	(103)%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: product development, corporate marketing, administration, amortization of acquired intangibles, stock-based compensation, restructuring, and acquisition related expenses.

SUPPLEMENTAL INFORMATION

Revenue by Type

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
License	$23,955	$28,787	$33,624	$48,497	$24,322
Maintenance	58,336	59,485	60,368	60,188	59,138
Services	7,190	7,846	8,026	9,039	7,510
Total revenue	$89,481	$96,118	$102,018	$117,724	$90,970

Revenue by Region

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
North America	$49,065	$53,392	$58,275	$68,471	$50,305
EMEA	31,221	31,577	32,719	35,301	29,844
Latin America	3,693	4,389	4,667	8,407	5,023
Asia Pacific	5,502	6,760	6,357	5,545	5,798
Total revenue	$89,481	$96,118	$102,018	$117,724	$90,970

Revenue by Segment

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
OpenEdge	$64,133	$66,928	$67,534	$77,672	$64,508
Data Connectivity and Integration	6,596	10,005	14,251	17,157	6,828
Application Development and Deployment	18,752	19,185	20,233	22,895	19,634
Total revenue	$89,481	$96,118	$102,018	$117,724	$90,970

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES

	Three Months Ended				% Change
(In thousands, except per share data)	February 28, 2017		February 29, 2016		Non-GAAP
Adjusted revenue:
GAAP revenue	$90,970		$89,481
Acquisition-related revenue (1)	233		757
Non-GAAP revenue	$91,203	100%	$90,238	100%	1%

Adjusted gross margin:
GAAP gross margin	$75,212	83%	$73,731	82%
Amortization of acquired intangibles	3,678	4%	3,939	4%
Stock-based compensation (2)	256	—%	196	—%
Acquisition-related revenue (1)	233	—%	757	1%
Non-GAAP gross margin	$79,379	87%	$78,623	87%	1%

Adjusted operating expenses:
GAAP operating expenses	$73,990	81%	$67,026	75%
Amortization of acquired intangibles	(3,179)	(3)%	(3,185)	(4)%
Restructuring expenses	(17,139)	(19)%	66	—%
Acquisition-related expenses	(49)	—%	(72)	—%
Stock-based compensation (2)	(1,374)	(2)%	(6,741)	(8)%
Non-GAAP operating expenses	$52,249	57%	$57,094	63%	(8)%

Adjusted income from operations:
GAAP operating income	$1,222	1%	$6,705	7%
Amortization of acquired intangibles	6,857	8%	7,124	8%
Restructuring expenses	17,139	19%	(66)	—%
Stock-based compensation (2)	1,630	2%	6,937	8%
Acquisition-related	282	—%	829	1%
Non-GAAP income from operations	$27,130	30%	$21,529	24%	26%

Adjusted diluted (loss) earnings per share:
GAAP diluted (loss) earnings per share	$(0.01)		$0.06
Amortization of acquired intangibles	0.14		0.14
Restructuring expenses	0.35		—
Stock-based compensation (2)	0.03		0.13
Acquisition-related	—		0.02
Provision for income taxes	(0.17)		(0.08)
Non-GAAP diluted earnings per share	$0.34		$0.27		26%

Non-GAAP weighted avg shares outstanding - diluted	49,034		51,440		(5)%

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$256		$196
Sales and marketing	363		1,078
Product development	(104)		2,679
General and administrative	1,115		2,984
Operating Expenses	1,374		6,741
Total	$1,630		$6,937

OTHER NON-GAAP FINANCIAL MEASURES

Revenue by Type

(In thousands)	Q1 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$24,322	$53	$24,375
Maintenance	59,138	180	59,318
Services	7,510	—	7,510
Total revenue	$90,970	$233	$91,203

Revenue by Region

(In thousands)	Q1 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$50,305	$233	$50,538
EMEA	29,844	—	29,844
Latin America	5,023	—	5,023
Asia Pacific	5,798	—	5,798
Total revenue	$90,970	$233	$91,203

Revenue by Segment

(In thousands)	Q1 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$64,508	$—	$64,508
Data Connectivity and Integration	6,828	—	6,828
Application Development and Deployment	19,634	233	19,867
Total revenue	$90,970	$233	$91,203

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

Adjusted Free Cash Flow

(In thousands)	Q1 2017	Q1 2016	% Change
Cash flows from operations	$37,300	$22,502	66%
Purchases of property and equipment	$(383)	$(1,414)	(73)%
Capitalized software development costs	$—	$—	—%
Free cash flow	$36,917	$21,088	75%
Add back: restructuring payments	$6,064	$1,592	281%
Adjusted free cash flow	$42,981	$22,680	90%

Non-GAAP Bookings from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017
GAAP revenue	$18,752	$19,185	$20,233	$22,895	$81,065	$19,634
Add: change in deferred revenue
Beginning balance	49,252	49,237	51,693	51,736	49,252	52,971
Ending balance	49,237	51,693	51,736	52,971	52,971	51,298
Change in deferred revenue	(15)	2,456	43	1,235	3,719	(1,673)
Non-GAAP bookings	$18,737	$21,641	$20,276	$24,130	$84,784	$17,951

SaaS Revenue (Hosted Services) from Application Development and Deployment Segment

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017
SaaS Revenue - Application Development and Deployment	$1,071	$1,079	$1,160	$1,163	$4,473	$963

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited)

Fiscal Year 2017 Revenue Growth Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2016	November 30, 2017
(In millions)		Low	% Change	High	% Change
GAAP revenue	$405.3	$387.3	(4)%	$395.3	(2)%
Acquisition-related adjustments - revenue (1)	$2.1	$0.7	(67)%	$0.7	(67)%
Non-GAAP revenue	$407.4	$388.0	(5)%	$396.0	(3)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Fiscal Year 2017 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2017
(In millions)	Low	High
GAAP income from operations	$59.9	$66.3
GAAP operating margins	15%	17%
Acquisition-related revenue	0.7	0.7
Stock-based compensation	14.6	14.6
Restructuring expense	20.0	18.0
Amortization of intangibles	29.7	29.7
Total adjustments	65.0	63.0
Non-GAAP income from operations	$124.9	$129.3
Non-GAAP operating margin	32%	33%

Fiscal Year 2017 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2017
(In millions, except per share data)	Low	High
GAAP net income	$31.0	$34.6
Adjustments (from previous table)	65.0	63.0
Income tax adjustment (2)	(16.0)	(14.7)
Non-GAAP net income	$80.0	$82.9

GAAP diluted earnings per share	$0.64	$0.70
Non-GAAP diluted earnings per share	$1.64	$1.69

Diluted weighted average shares outstanding	48.7	49.1

(2) Tax adjustment is based on a non-GAAP effective tax rate of 33% for Low and High, calculated as follows:
Non-GAAP income from operations	$124.9	$129.3
Other income (expense)	(5.6)	(5.6)
Non-GAAP income from continuing operations before income taxes	119.3	123.7
Non-GAAP net income	80.0	82.9
Tax provision	$39.3	$40.8
Non-GAAP tax rate	33%	33%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2017 GUIDANCE
(Unaudited)

Q2 2017 Revenue Growth Guidance
	Three Months Ended	Three Months Ending
	May 31, 2016	May 31, 2017
(In millions)		Low	% Change	High	% Change
GAAP revenue	$96.1	$88.8	(8)%	$91.8	(4)%
Acquisition-related adjustments - revenue (1)	$0.6	$0.2	(67)%	$0.2	(67)%
Non-GAAP revenue	$96.7	$89.0	(8)%	$92.0	(5)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Q2 2017 Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2017
	Low	High
GAAP diluted earnings per share	$0.13	$0.15
Restructuring expense	0.02	0.02
Stock-based compensation	0.08	0.08
Amortization of intangibles	0.16	0.16
Total adjustments	0.26	0.26
Income tax adjustment	$(0.04)	$(0.04)
Non-GAAP diluted earnings per share	$0.35	$0.37